Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of CH AUTO INC. on Form F-4 Amendment No.2 of our report dated June 9, 2023, with respect to our audits of the consolidated financial statements of CH AUTO INC. as of December 31, 2022, and for the years ended December 31, 2022, appearing in the Annual Report on Form F-4 of CH AUTO INC. for the year ended December 31, 2022. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

We consent to the incorporation by reference in this Registration Statement of CH AUTO INC. on Form F-4 Amendment No.2 of our report dated June 9, 2023, with respect to our audits of the consolidated financial statements of CH-AUTO TECHNOLOGY CORPORATION LTD. as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021, appearing in the Annual Report on Form F-4 of CH AUTO INC. for the year ended December 31, 2022. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP
Beijing, PRC
June 9, 2023